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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                          Date of report: July 14, 2000
                        (Date of earliest event reported)



                       PHILIPS INTERNATIONAL REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


              000-23463                         13-3963667
         (Commission File No.)               (I.R.S. Employer
                                            Identification No.)


                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices; zip code)

                                 (212) 545-1100
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)



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Item 2.       Acquisition or Disposition of Assets

         On July 14, 2000, certain subsidiaries of Philips International Realty Corp., a Maryland corporation (the "Company"), sold seven (7) properties located in New York and Florida (the "Properties"), aggregating approximately 600,000 square feet, to Kimco Income Operating Partnership. L.P., a Delaware limited partnership ("Kimco"), for a total consideration of $67,325,000 (the "Purchase Price"), pursuant to a Purchase and Sale Agreement dated as of April 28, 2000, by and among Munsey Park Associates, LLC, a New York limited liability company, North Shore Triangle, LLC, a New York limited liability company, Philips Yonkers, LLC, a New York limited liability company, Philips Henry, LLC, a New York limited liability company, Philips Shopping Center Fund, L.P., a Delaware limited partnership, and Philips Lake Mary Associates, L.P., a Delaware limited partnership, and Kimco (the "Purchase and Sale Agreement"). The Purchase Price was comprised of $51,027,000 in cash and mortgage debt assumption of $16,298,000. The Properties included four (4) New York shopping centers (Walgreens at Freeport, Munsey Park, Yonkers and Glen Cove) and three (3) in Florida (Key Largo, Orlando and Lake Mary).

         The purchase price for the sale of the Properties was determined as a result of arm's-length negotiations between unrelated parties. The factors considered by the Company in determining the price to be paid for the Properties include their historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and other factors. The Company took into consideration prices at which it believes other comparable properties had been recently sold. The Company had retained Prudential Securities Incorporated to provide certain financial advisory services in connection with the transactions contemplated by the Purchase and Sale Agreement.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

       (b) Pro forma financial information relative to the sales reported herein and required pursuant to Article 11 of Regulation S-X is not included herein, but will be filed by an amendment to this Form 8-K within (60) days from the date hereof.

       (c) The Company hereby furnishes the following exhibits:

         10.1 Purchase and Sale Agreement dated as of April 28, 2000, by and among Munsey Park Associates, LLC, a New York limited liability company, North Shore Triangle, LLC, a New York limited liability company, Philips Yonkers, LLC, a New York limited liability company, Philips Henry, LLC, a New York limited liability company, Philips Shopping Center Fund, L.P., a Delaware limited partnership, and Philips Lake Mary Associates, L.P., a Delaware limited partnership, and Kimco Income Operating Partnership. L.P., a Delaware limited partnership (filed as Exhibit 10.1 to the Company's Form 8-K dated April 28, 2000 and incorporated herein by reference).


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 31, 2000


                                  PHILIPS INTERNATIONAL REALTY CORP.

                                  (Registrant)

                                  By:    /s/ Louis J. Petra
                                      ----------------------------------------
                                           Louis J. Petra
                                           President